Exhibit 99.1

FOR IMMEDIATE RELEASE

Earthstone Energy, Inc. Reports Second Quarter 2015 Financial Results

Quarterly Production of 4,517 Boepd

The Woodlands, Texas, August 13, 2015 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone” or the “Company”), today announced financial results for the three month period ended June 30, 2015.

Second Quarter 2015 Highlights

•	Average daily production of 4,517 Boepd, a 17% increase from the first quarter of 2015 and a 94% increase from the second quarter of 2014
•	Total revenue of $16.7 million, which excludes any effects from hedges
•	Reduced LOE and G&A on a per-unit basis of 18% and 19%, respectively, compared to the first quarter of 2015
•	Adjusted EBITDAX(1) of $8.7 million
•

Acquired 970 gross acres for Eagle Ford development and two Austin Chalk wells in southern Gonzales County. Completed the acquisition of 404 offsetting gross acres in Karnes County.  These positions will provide for a total of 17 gross Eagle Ford wells, with drilling expected to begin in the fourth quarter of 2015 and continued development in 2016

•	Acquired additional acreage in existing Bakken/Three Forks producing units in McKenzie County, North Dakota, for $1.4 million
•	Divested North Louisiana properties for $3.5 million

(1)See “Reconciliation of Non-GAAP Financials Measures” section below.

Selected Financial and Operational Data

The below tables provide selected financial and operational data for the three months ended June 30, 2015, March 31, 2015, and June 30, 2014.

($000s except where noted)	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Total Revenue	16,733	11,320	12,145
Realized Hedge Settlements Gain (Loss)	943	1,494	(549)
Adjusted Revenue (including realized hedge settlements)	17,676	12,814	11,596
Net (Loss) Income	(748)	(1,114)	1,530
(Loss) Earnings Per Share (Diluted)	(0.05)	(0.08)	0.17
Adjusted EBITDAX(1)	8,660	5,359	6,866

Production:
Oil (MBbls)	230	208	86
Gas (MMcf)	739	558	566
NGL (MBbls)	58	45	31
Total (MBOE)	411	346	211
Total daily production (BOEPD)	4,517	3,849	2,325

Average prices:
Oil ($/Bbl)	52.94	43.44	99.08
Gas ($/Mcf)	2.68	2.74	4.58
NGL ($/Bbl)	14.01	14.85	30.50
Total ($/Boe)	36.39	32.45	57.00

Adjusted for realized derivatives settlements:
Oil ($/Bbl)	57.04	49.29	94.41
Gas ($/Mcf)	2.68	3.24	4.32
NGL ($/Bbl)	14.01	14.85	30.50
Total ($/Boe)	38.69	36.76	54.00
(1)	See “Reconciliation of Non-GAAP Financials Measures” section below.

Acquisitions and Divestitures

In June 2015, the Company acquired a 50% operated interest in two gross Austin Chalk wells which hold approximately 970 gross acres in Gonzales County, Texas. The acreage, acquired for Eagle Ford development, is 100% held-by-production, with current gross production of approximately 44 barrels of oil equivalent per day (100% oil).  The property was acquired from an unaffiliated party and purchased jointly with a private company that will participate in development with a 50% non-operated interest. The newly acquired acreage is adjacent to our existing 404 gross acres located in Karnes County, Texas, and will allow for 13 gross Eagle Ford wells to be drilled with an average lateral length of approximately 6,000 feet.  These two properties straddle the Gonzales-Karnes County line.  Pending certain acreage trades, the Karnes County acreage (in which we have a 33% operated working interest) will allow for four gross wells with an average lateral length of approximately 6,900 feet. We intend to develop both areas using 500 foot spacing between wells. Current plans include drilling two gross wells on each property in the fourth quarter of 2015, with continued development in 2016.

In June 2015, the Company acquired additional acreage in existing Bakken/Three Forks producing units primarily located in the Banks Field of McKenzie County, North Dakota, for $1.4 million.  The acquisition included 164 net acres which will allow us to increase our working interest in 41 producing wells and 21 wells that are drilling or in the process of completing.

In April 2015, the Company divested all of its properties located in North Louisiana for $3.5 million.  The sale included 25 producing wells that were primarily located in DeSoto and Caddo Parishes.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “While commodity prices remain challenging we have benefited from a significant reduction in drilling and completion costs. In particular, completion costs are down 35% to 40%. These savings have resulted in our field level economics remaining competitive. Our strong operating and cost control capabilities and ability to consistently drill within budget are positive factors in this industry downturn. We are also focused on reducing operating and G&A costs on a per unit basis. Our operating and G&A costs decreased approximately 18% and 19%, respectively, between the first quarter and second quarter of 2015.  Our cost improvements have allowed us to expand our activity with only a slight increase in our capital budget, resulting in continued growth into 2016. In the absence of protracted prices at current levels or further price declines, it is our intent to continue to run one rig consistently across existing and newly acquired acreage. We intend to continue to maintain our existing acreage in Fayette and Gonzales Counties and preserve future development potential in the Eagle Ford and other zones through economic drilling. In addition to expanding our acreage position, we are actively pursuing meaningful and attractive corporate M&A and asset acquisition opportunities.  While relatively small, our acquisition and divestiture activities in the second quarter illustrate our direction, and we are working to expand such activities. We have sold certain assets with limited current production and future upside and redeployed proceeds into assets with current production and greater upside.  Finally, we have experienced these significant price downturns before and are confident that we will continue our growth and acquire additional assets at attractive prices.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves, and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Our corporate headquarters is located in The Woodlands, Texas. Additional information on Earthstone can be found at www.earthstoneenergy.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, the recent rapid, significant decline in oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
ASSETS	2015	2014
Current assets:	(In thousands, except share amounts)
Cash and cash equivalents	$44,870	$100,447
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	15,010	14,016
Joint interest billings and other	3,903	9,417
Prepaid expenses and other current assets	1,176	1,578
Current derivative assets	600	3,569
Total current assets	65,559	129,027
Oil and gas properties, successful efforts method:
Proved properties	349,589	317,006
Unproved properties	81,704	76,791
Total oil and gas properties	431,293	393,797
Accumulated depreciation, depletion, and amortization	(103,551)	(97,920)
Net oil and gas properties	327,742	295,877
Other noncurrent assets:
Goodwill	22,992	22,992
Office and other equipment, less accumulated depreciation of $733 and $474 at June 30, 2015 and December 31, 2014	2,130	2,109
Land	101	101
Other noncurrent assets	1,252	1,282
TOTAL ASSETS	$419,776	$451,388
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,806	$28,753
Accrued expenses	9,120	20,529
Revenues and royalties payable	14,421	17,364
Advances	13,810	21,398
Asset retirement obligations	350	408
Current derivative liability	15	—
Total current liabilities	59,522	88,452
Noncurrent liabilities:
Long-term debt	11,191	11,191
Asset retirement obligations	5,653	5,670
Deferred tax liability	28,387	29,258
Noncurrent derivative liabilities	97	—
Other noncurrent liabilities	260	289
Total noncurrent liabilities	45,588	46,408
Total liabilities	105,110	134,860
Commitments and Contingencies (Note 10)
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,835,128 shares issued and outstanding at June 30, 2015 and December 31, 2014	14	14
Additional paid-in capital	358,086	358,086
Accumulated deficit	(42,974)	(41,112)
Treasury stock, 15,414 shares at June 30, 2015 and December 31, 2014	(460)	(460)
Total equity	314,666	316,528
TOTAL LIABILITIES AND EQUITY	$419,776	$451,388

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
REVENUES	(In thousands, except share and per share amounts)
Oil, natural gas, and natural gas liquids revenues:
Oil	$12,163	$8,508	$21,201	$16,376
Natural gas	1,982	2,593	3,512	5,346
Natural gas liquids	813	958	1,487	1,914
Total oil, natural gas, and natural gas liquids revenues	14,958	12,059	26,200	23,636
Gathering income	95	86	173	195
Gain on sales of oil and gas properties, net	1,680	—	1,680	—
Total revenues	16,733	12,145	28,053	23,831
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	4,239	2,376	8,613	4,674
Severance taxes	746	509	1,376	998
Re-engineering and workovers	167	121	286	319
Exploration expense	142	—	142	—
Depreciation, depletion, and amortization	8,674	4,383	14,598	7,763
General and administrative expense	2,484	1,802	5,055	3,214
Total operating costs and expenses	16,452	9,191	30,070	16,968
Income (loss) from operations	281	2,954	(2,017)	6,863
OTHER INCOME (EXPENSE)
Interest expense, net	(169)	(152)	(338)	(297)
Net loss on derivative contracts	(1,318)	(1,275)	(644)	(2,303)
Other income, net	163	3	257	7
Total other income (expense)	(1,324)	(1,424)	(725)	(2,593)
(Loss) income before income taxes	(1,043)	1,530	(2,742)	4,270
Income tax benefit	(295)	—	(880)	—
Net (loss) income	$(748)	$1,530	$(1,862)	$4,270
Net (loss) income per common share:
Basic	$(0.05)	$0.17	$(0.13)	$0.47
Diluted	$(0.05)	$0.17	$(0.13)	$0.47
Weighted average common shares outstanding:
Basic	13,835,128	9,124,452	13,835,128	9,124,452
Diluted	13,835,128	9,124,452	13,835,128	9,124,452

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:	(In thousands)
Net (loss) income	$(1,862)	$4,270
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation, depletion, and amortization	14,598	7,763
Unrealized loss on derivative contracts	3,081	1,214
Accretion of asset retirement obligations	282	151
Deferred income taxes	(871)	—
Amortization of deferred financing costs	130	76
Settlement of asset retirement obligations	(46)	(31)
Gain on sale of assets	(1,680)	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	4,397	(5,129)
Decrease (increase) in prepaid expenses and other	427	(450)
(Decrease) increase in accounts payable and accrued expenses	(18,356)	5,453
(Decrease) increase in revenue and royalties payable	(2,895)	7,382
(Decrease) increase in advances	(7,566)	15,441
Net cash (used in) provided by operating activities	(10,361)	36,140
Cash flows from investing activities:
Acquisitions of oil and gas property	(5,430)	—
Additions to oil and gas property and equipment	(42,888)	(29,197)
Additions to other property and equipment	(279)	(229)
Proceeds from sales of oil and gas properties	3,506	—
Net cash used in investing activities	(45,091)	(29,426)
Cash flows from financing activities:
Deferred financing costs	(125)	(102)
Net cash used in financing activities	(125)	(102)
Net (decrease) increase in cash and cash equivalents	(55,577)	6,612
Cash and cash equivalents at beginning of period	100,447	25,423
Cash and cash equivalents at end of period	$44,870	$32,035
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$175	$221
Non-cash investing and financing activities:
Asset retirement obligations	$91	$29

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define “Adjusted EBITDAX” as net income (loss) plus (1) (gain) loss on sale of assets; (2) accretion; (3) depletion, depreciation, and amortization; (4) exploration expense; (5) interest expense; (6) interest income; (7) unrealized (gain) loss on derivatives; and (8) income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with the generally accepted accounting principles (“GAAP”).  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of net income to Adjusted EBITDAX for the periods indicated (in thousands):

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net income (loss)	$ (748)	$ (1,114)	$ 1,530
(Gain) / loss on sale of assets	(1,680)	-	-
Accretion	137	145	77
Depletion, depreciation, and amortization	8,674	5,924	4,383
Exploration expense	142	-	-
Interest expense	182	185	152
Interest income	(13)	(16)	-
Unrealized (gain) loss on derivative contracts	2,261	820	725
Income tax expense (benefit)	(295)	(585)	-
Adjusted EBITDAX	$ 8,660	$ 5,359	$ 6,867